UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  December 5, 2017
(Date of earliest event reported: December 4, 2017)
______________

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
______________

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure

On December 4, 2017, Haverty Furniture Companies, Inc. ("Havertys") issued a press release regarding participation by senior management in KeyBanc Capital Markets Consumer Conference ("KeyBanc Conference") and updates to Havertys sales for the fourth quarter 2017, a copy of which is furnished under this item 7.01 as Exhibit 99.1.  On December 5, 2017, Havertys Senior Management will present the PowerPoint slides attached as Exhibit 99.2.

The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission ("SEC") filings and other public announcements that the Company may make, by press release or otherwise, from time to time.  The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The attached Exhibit 99.1 and 99.2 are not filed, but are being furnished to comply with Regulation FD. The information disclosed in this Item 7.01 Current Report on Form 8-K is not considered to be "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 and is not subject to the liabilities of that section.

Item 9.01     Financial Statements, Pro Forma Financial Information and Exhibits

(d)  Exhibits

99.1     Press Release dated December 4, 2017

99.2     Investor Presentation dated December 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
December 5, 2017	By:
Jenny Hill Parker Senior Vice President, Finance, Secretary and Treasurer